NONQUALIFIED STOCK OPTION AGREEMENT

        THIS AGREEMENT is entered into as of January 14, 2002 by and between New Horizons Worldwide, Inc., a Delaware corporation (the “Company”), and William H. Heller (the “Optionee”).

WITNESSETH:

         WHEREAS, the Company maintains the New Horizons Worldwide, Inc. Omnibus Equity Plan (the “Plan”) for the benefit of eligible participants therein; and

        WHEREAS, the Board of Directors of the Company is currently charged with administering the Plan with respect to awards to members of the Board who are not employees of the Company; and

        WHEREAS, the Board and its disinterested members have determined that the Optionee, as a person eligible to receive awards under the Plan, should be granted nonqualified stock options to acquire Shares under the Plan upon the terms and conditions set forth in this Agreement as part of Optionee’s compensation for services as a member of the Board during 2002.

        NOW, THEREFORE, the Company and the Optionee hereby agree as follows:

        1.  Definitions.

  (a)  The following terms shall have the meanings set forth below whenever used in this instrument:

    (i)  The word “Act” shall mean the federal Securities Act of 1933, as amended.

    (ii)  The word “Agreement” shall mean this instrument as originally executed and as it may later be amended.

    (iii)  The word “Company” shall mean New Horizons Worldwide, Inc., a Delaware corporation, and any successor thereto which shall maintain the Plan.

    (iv)  The words “Fair Market Value” means, in respect of a Share, its fair market value as determined in the reasonable judgment of the Committee at any time.

    (v)  The word “Option” shall mean the right and option to purchase Shares pursuant to the terms of this Agreement.

    (vi)  The words “Option Exercise Date” shall mean the date the Optionee exercises the Option by performing the acts described in Section 7 hereof.

    (vii)   The word “Optionee” shall mean the person to whom the Option has been granted pursuant to this Agreement.

    (viii)  The words “Personal Representative” shall mean,following the Optionee’s death, the person who shall have acquired, by will or by the laws of descent and distribution, the right to exercise the Option.

    (ix)  The word “Plan” shall mean the New Horizons Worldwide, Inc. Omnibus Equity Plan, as it was originally adopted and as it may later be amended.

    (x)  The word “Spread” shall mean, as of the Option Exercise Date, an amount equal to the excess, if any, of the Fair Market Value of a Share in respect of which the Option is exercised over the Option Exercise Price.

    (xi)  The word “Transferee” shall mean the person or entity to whom rights to acquire Shares pursuant to the exercise of the Option shall have been transferred pursuant to Section 9 hereof.

  (b)  The following terms when used in the Agreement shall have the meanings given them in the Plan: “Affiliate;” “Board;” “Change in Control;” “Code;” “Committee;” “Consent;” “Family Members;” “Option Exercise Price;” “Shares.”

        2.   Grant of Nonqualified Option. Effective as of the date of this Agreement, the Company grants to the Optionee, upon the terms and conditions set forth hereinafter, the right and option to purchase all or any lesser whole number of an aggregate of Fifteen Thousand (15,000) Shares at an Option Exercise Price of $10.93 per Share. The Option shall for all purposes be a nonqualified stock option subject to the federal income tax treatment described in Section 1.83-7 of the Federal Income Tax Regulations. Both the Company and the Optionee shall, on their respective federal income tax returns, report any transaction relating to the Option in a manner consistent with the preceding sentence.

        3.   Term of Option. Except as otherwise provided herein, the Optionee shall be entitled to exercise the Option at any time on or after the date of this Agreement and on or before the close of business on December 31, 2006 at the Company’s principal executive office (currently located at 1900 S. State College Boulevard, Suite 200 Anaheim, CA 92806).

        4.  Cancellation of Option. If Optionee ceases to be a Director of the Company during calendar year 2002 then the Option shall be cancelled with respect to a number of Shares equal to (A) multiplied by (B) below where:

(A)	equals the number of Shares which are the subject of the Option; and
(B)	equals a fraction, the numerator of which equals the number of full calendar quarters during the year 2002 during which the Optionee was not a Director and the denominator of which equals four;

provided, however, that the Committee may in its absolute discretion determine (but shall not be under any obligation to determine) that such purchase rights shall be deemed to include additional Shares which are subject to the Option.

        5.   Change in Control. Notwithstanding the provisions of Sections 3 and 4 hereof, in connection with a Change in Control, the Optionee shall have the immediate and nonforfeitable right to exercise the Option with respect to all Shares covered by the Option. The Optionee shall be entitled to exercise the Option as provided in the immediately preceding sentence regardless of whether the surviving corporation in any merger or consolidation shall adopt and maintain the Plan. In the event the Option becomes exercisable pursuant to this Section 5, the Company shall notify the Optionee of his right to exercise the Option. Upon a Change in Control described in Section 1.6(b)(iii) of the Plan, the Option, to the extent not exercised, shall terminate unless the surviving corporation assumes the Option. In the event of a Change in Control described in Section 1.6(b)(iv) of the Plan, the Option, to the extent not exercised, shall terminate upon consummation of the Change in Control.

        6.   Adjustment Upon Changes in Capitalization. The number of Shares which may be purchased upon exercise of an Option and the Option Exercise Price shall be appropriately adjusted as the Committee may determine for any change after the date of the Agreement in the number of issued Shares resulting from the subdivision or combination of Shares or other capital adjustments, or the payment of a stock dividend, or other change in the Shares effected without receipt of consideration by the Company; provided, that any fractional Shares resulting from any such adjustment shall be eliminated. Adjustments under this Section 6 shall be made by the Committee, whose determination as to the adjustments to be made, and the extent thereof, shall be final, binding and conclusive.

        7.   Exercise of Option. The Option may be exercised by delivering to the Chairman, Vice Chairman, President or Chief Financial Officer of the Company at the then principal office address of the recipient officer, a completed Notice of Exercise of Option (obtainable from the Chief Financial Officer of the Company) setting forth the number of Shares with respect to which the Option is being exercised. Such Notice shall be accompanied by payment in full for the Shares, unless other arrangements satisfactory to the Committee for prompt payment of such amount are made. Payment of the Option Exercise Price may be made in any manner permitted by the Plan, subject to the consent of the Committee as applicable. With the consent of the Committee, the Optionee may effect a cashless exercise of the Option as described in the Plan. With the consent of the Committee in its sole discretion, payment for Shares acquired upon exercise of the Option may be made by delivery to the Company of an assignment of a sufficient amount of the proceeds from the sale of Shares acquired upon exercise of the Option to pay for all or some of the Shares acquired upon exercise of the Option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be made at the Optionee’s direction on the Option Exercise Date; provided, that the Committee may require the Optionee to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the Optionee incurring any liability under Section 16 of the Act and does not require any Consent.

        8.   Issuance of Share Certificates. Subject to the last sentence of this Section 8, upon receipt by the Company prior to expiration of the Option of a duly completed Notice of Exercise of Option accompanied by payment for the Shares being purchased pursuant to such Notice (and, with respect to any Option exercised pursuant to Section 9 hereof by someone other than the Optionee, accompanied in addition by proof satisfactory to the Committee of the right of such person to exercise the Option), the Company shall deliver to the Optionee, within thirty (30) days of such receipt, a certificate for the number of Shares so purchased. The Optionee shall not have any of the rights of a stockholder with respect to the Shares which are subject to the Option unless and until a certificate representing such Shares is issued to the Optionee. The Company shall not be required to issue any certificates for Shares upon the exercise of the Option prior to (i) obtaining any Consents which the Committee shall, in its sole discretion, determine to be necessary or advisable, or (ii) the determination by the Committee, in its sole discretion, that no Consents need be obtained.

        9.   Successors in Interest, Etc. This Agreement shall be binding upon and inure to the benefit of any successor of the Company and the heirs, estate, and Personal Representative of the Optionee. A deceased Optionee’s Personal Representative shall act in the place and stead of the deceased Optionee with respect to exercising an Option or taking any other action pursuant to this Agreement. The Option shall not be transferable other than by will or the laws of descent and distribution, and the Option may be exercised during the lifetime of the Optionee only by the Optionee; provided, that a guardian or other legal representative who has been duly appointed for such Optionee may exercise the Option on behalf of the Optionee. Notwithstanding the preceding sentence, with the consent of the Committee in its sole discretion, the Optionee may transfer the rights under the Option in respect of some or all of the Shares which are subject to the Option to a Family Member or a trust for the exclusive benefit of the Optionee and/or Family Members, or a partnership or other entity affiliated with the Optionee that may be approved by the Committee. All terms and conditions of any Option, including provisions relating to the termination of the Optionee’s employment with the Company and its Affiliates, shall continue to apply following a transfer made in accordance with this Section 10 and the Transferee shall have no greater right to exercise the Option than the Optionee would have in the absence of the transfer. The Option may be exercised by the Transferee only in accordance with the terms of this Agreement and the Transferee’s exercise of the Option shall be subject to the Transferee and/or the Optionee satisfying all of the conditions relating to the exercise of the Option including, without limitation, provisions concerning payment of the Option Exercise Price and tax withholding.

        10.   Provisions of Plan Control. This Agreement is subject to all of the terms, conditions, and provisions of the Plan and to such rules, regulations, and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. In the event and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions, and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.

        11.   No Liability Upon Distribution of Shares. The liability of the Company under this Agreement and any distribution of Shares made hereunder is limited to the obligations set forth herein with respect to such distribution and no term or provision of this Agreement shall be construed to impose any liability on the Company or the Committee in favor of any person with respect to any loss, cost or expense which the person may incur in connection with or arising out of any transaction in connection with this Agreement.

        12.  No Right to Be a Director, Etc. Nothing in this Agreement shall confer upon the Optionee any right to continue as a Director of or other advisor to the Company.

        13.   Resale Limitations. The Optionee acknowledges and agrees that (a) the Shares he may acquire upon exercise of the Option may not be transferred unless they become registered under the Act or unless the holder thereof establishes to the satisfaction of the Company that an exemption from such registration is available, (b) the Company will have no obligation to provide any such registration or take such steps as are necessary to permit sale of such Shares without registration pursuant to Rule 144 under the Act or otherwise, (c) at such time as such Shares may be disposed of in routine sales without registration in reliance on Rule 144 under the Act, such disposition may be made only in limited amounts in accordance with all of the terms and conditions of Rule 144 and (d) if the Rule 144 exemption is not available, compliance with some other exemption from registration will be required.

        14.  Withholding Taxes.

          (a)   Whenever Shares are to be delivered pursuant to the exercise of the Option, the Committee may require as a condition of delivery that the Optionee remit an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto. The Company may, as a condition of the exercise of the Option, deduct from any salary or other payments due to the Optionee, an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto or to the delivery of any Shares under the Plan.

          (b)   With the consent of the Committee in its sole discretion, (i) the Optionee may satisfy all or part of any withholding requirements by delivery of unrestricted Shares owned by the Optionee for at least one year (or such other period as the Committee may determine) having a Fair Market Value (determined as of the date of such delivery) equal to all or part of the amount to be withheld; provided, that the Committee may require the Optionee to furnish an opinion of counsel or other evidence acceptable to the Committee to the effect that such delivery would not result in the Optionee incurring any liability under Section 16 of the Act and does not require any Consent and/or (ii) the Optionee may direct that Shares to be issued pursuant to the exercise of the Option be used to satisfy any withholding obligation; provided, that for purposes of satisfying any such obligation the value of a Share shall be equal to the Spread.

        15.   Construction. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of this Agreement. The use of the singular or plural herein shall not be restrictive as to number and shall be interpreted in all cases as the context shall require. The use of the feminine, masculine or neuter pronoun shall not be restrictive as to gender and shall be interpreted in all cases as the context may require.

        16.   Time Periods, Etc. Any action required to be taken under this Agreement within a certain number of days shall be taken within that number of calendar days; provided, however, that if the last day for taking such action falls on a weekend or a holiday, the period during such action may be taken shall be automatically extended to the next business day. If the day for taking any action, or on which any action may be taken, under this Agreement falls on a weekend or a holiday, such action may be taken on the next business day.

        17.   Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and any applicable federal law.

        18.  Notices. Except as otherwise expressly provided herein, all notices hereunder shall be in writing and delivered or mailed by registered or certified mail, return receipt requested, or by private, overnight delivery services (such as Federal Express) as follows:

If to the Company:
New Horizons Worldwide, Inc.
1900 S. State College Boulevard
Suite 200
Anaheim, California 92806
Attention: Chief Financial Officer

If to the Optionee:
Last address set forth on the records of the Company or its Affiliates or at such other address as either party may hereafter designate by giving notice to the other party as set forth above.

        19.   Further Assurances. From time to time after the exercise of an Option, either party, upon request of the other and without further consideration, shall execute and deliver to the requesting party any document or instrument, and shall take any other action as may be reasonably requested, to give effect to the exercise of the Option and the terms of this Agreement.

        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer, and the Optionee has hereunto set his hand, all as of the day and year first above written.

NEW HORIZONS WORLDWIDE, INC. (the “Company”) By:__________________________________ Its: _________________________________ _____________________________________ (the “Optionee”)